Exhibit 23(b)




Delloitte & Touche
Two Hilton Court
P.O. Box 319
Parsippany, New Jersey  07054-0319
Telephone:  (201) 631-7000
Facsimile:  (201) 631-7459



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Elizabethtown Water Company on Form S-3 of our reports dated February 12, 1993, except for Note 8, as to which the date is February 25, 1993, appearing in the Annual Report on Form 10-K of Elizabethtown Water Company for the year ended December 31, 1992 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.







/s/ Deloitte & Touche
January 14, 1994















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Deloitte & Touche
Tohmatsu
International
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